Exhibit 99.1

PRESS RELEASE 113011.12	For Immediate Release Contact: Jeff Miller Tel: +1.281.529.7250

Global Industries, Ltd. Shareholders Approve Technip S.A. Merger

HOUSTON, TEXAS – November 30, 2011 – Global Industries, Ltd. (Nasdaq: GLBL) announced today that, at a special meeting held today in Houston, Texas, its shareholders voted to approve the proposed merger of an indirect, wholly-owned subsidiary of Technip S.A. (NYSE Euronext Paris: TEC) with and into Global Industries, as well as other proposals related to the merger.

Global Industries and Technip had previously announced the merger on September 12, 2011. Subject to the satisfaction of final customary closing conditions, the merger is expected to close on December 1, 2011.

About Global Industries, Ltd.

Global Industries is a leading solutions provider of offshore construction, engineering, project management and support services including pipeline construction, platform installation and removal, deepwater/SURF installations, IRM, and diving to the oil and gas industry worldwide. Global Industries shares are traded on the NASDAQ Global Select Market under the symbol “GLBL.”

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Global Industries Press Release	Page 2

Forward-Looking Statements

This press release, and all oral statements made regarding the subject matter of this communication, contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Global Industries and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Additional risk factors that may affect future results are contained in Global Industries’ filings with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Global Industries. Global Industries expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

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